Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

ClearPoint Neuro, Inc.
Solana Beach, California

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ClearPoint Neuro, Inc. of our report dated March 1, 2023, appearing in the Annual Report on Form 10-K of ClearPoint Neuro, Inc. as of and for the year ended December 31, 2022, filed March 1, 2023 with the U.S. Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Tampa, Florida
November 9, 2023